THE J. M. SMUCKER COMPANY POWER  OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that DAVID J. WEST, President, Big Heart Pet Food and Snacks, of The J. M. Smucker Company (the "Company"), hereby appoints Timothy P. Smucker, Richard K. Smucker, and Jeannette L. Knudsen, and each of them, with full power of substitution, as attorneys or attorney of the undersigned, to sign and to file Forms 3, 4, and 5 with the Securities and Exchange Commission, all pursuant to applicable legal provisions, with full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned officer might or could do in person, in furtherance of the foregoing. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section  16 of  the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys -in-fact.





/David J. West/



Date:    March 23 , 2015